Exhibit 10.20

CONFIDENTIAL TREATMENT

LICENSING and DISTRIBUTION AGREEMENT

This AGREEMENT is entered into as of May 11, 2007 (herein referred to as EFFECTIVE DATE) by and between

Chemische Fabrik KREUSSLER & Co. GmbH with its registered office in 65203 Wiesbaden, Federal Republic of Germany, at Rheingaustrasse 87 - 93 (hereinafter referred to as KREUSSLER)

and

BioForm Medical, Inc. with its registered office in 1875 S. Grant Street, #110, San Mateo, CA 94402, USA (hereinafter referred to as LICENSEE)

Whereas, KREUSSLER is a company developing, manufacturing and marketing proprietary medicinal products;

Whereas, the LICENSEE is marketing proprietary medicinal products and desires to market the PRODUCT(S) (as hereinafter defined) within the TERRITORY (as hereinafter defined) and KREUSSLER is willing to grant such right to the LICENSEE;

Whereas, the parties have exchanged certain information in the course of their respective due diligence investigation on this collaboration of which information only the information contained in the Outline for Cooperation by KREUSSLER dated August 30, 2006 and the Memorandum by the LICENSEE dated September 5, 2006 shall be relevant for assessing the motivation and expectation of each party to enter into this AGREEMENT;

Now, THEREFORE, the parties hereto agree as follows:

Article I – DEFINITIONS

Whenever used in this AGREEMENT, the following terms shall have the meaning hereunder set forth:

a)	“AFFILIATE” of a party shall mean any person, corporation or other entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such party, as the case may be. For the purposes of this AGREEMENT, “control” shall mean:

(i) to possess, directly or indirectly, the power to direct the management and policies of such person, corporation or other entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or

(ii) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital in such person, corporation, or other entity.

b)	“ASP” (or average selling price) means, with respect to any sales of each PRODUCT (UNIT) over any period of time, NET SALES during such period of time for the respective PRODUCT (UNIT), divided by the number of UNITS of PRODUCTS sold (or shipped in connection with a sale as quantity discount) by the LICENSEE and its AFFILIATES during such period of time. SAMPLES shall not be considered in the calculation of the ASP, such SAMPLES being invoiced according to Article VI d).

c)	“ASP PAYMENT” is herein defined as actual ASP multiplied by the applicable percentages, as defined in Annex II, used to determine transfer prices for UNITS of PRODUCT(S).

d)	“COMPETITOR” of a party shall mean, in the case of a COMPETITOR of KREUSSLER, any company that manufactures, markets, promotes, sells and/or distributes COMPETING PRODUCT(S) or is engaged (or its affiliate is engaged) in intellectual property-related litigation with KREUSSLER or its AFFILIATE reasonably judged to be material to this AGREEMENT and in the case of a COMPETITOR of LICENSEE, any company that manufactures, markets, promotes, sells and/or distributes COMPETING PRODUCT(S) or is engaged (or its affiliate is engaged) in intellectual property-related litigation with the LICENSEE or its AFFILIATE reasonably judged to be material to this AGREEMENT.

e)	“COMPETING PRODUCT” is herein defined as any technology or product other than saline (as long as saline is not marketed for sclerotherapy) that is or is likely to be used as a sclerosing agent for the treatment of varicose veins manufactured by or for a third party.

f)	“COMPLAINT” is herein defined as any written, electronic, or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a drug after it is released for distribution (marketed).

g)	“COMPLAINT EVALUATION” is herein defined as a documented process for determining the root cause (or the most probable cause) of a COMPLAINT.

h)	“CONFIDENTIAL INFORMATION” shall mean all information disclosed hereunder orally, visually, or through some other intangible media or in writing unless the disclosing party expressly states that the disclosed information is of a non-confidential nature. Marketing material for use with third parties provided by KREUSSLER to the LICENSEE shall always be deemed to not constitute CONFIDENTIAL INFORMATION.

i)	“EASI STUDY” shall mean the clinical trial initiated by KREUSSLER and ongoing as of the EFFECTIVE DATE intended for submission to the FDA for REGISTRATION in the TERRITORY.

j)	“FDA” means the United States Food and Drug Administration, or any successor entity.

k)	“NET SALES” means the gross amount (excluding customary freight, shipping insurance and other transportation expenses) invoiced for PRODUCT(S) by the LICENSEE and its AFFILIATES for the sale of PRODUCT(S) to any party other than the LICENSEE or an AFFILIATE, less the following amounts:

(i) normal and customary trade, cash and quantity discounts actually given, rebates, credits, price adjustments or allowances for damaged products, returns or rejections of products; and

(ii) sales, value-added, excise taxes, tariffs and duties, and other taxes and government charges directly related to the sale or other disposition, to the extent that such items are included in the gross invoice price and actually borne by the LICENSEE or its AFFILIATES without reimbursement from any third party.

l)	“POLIDOCANOL PRODUCT” is herein defined as any product containing polidocanol for the treatment of varicose veins (excluding esophageal varices) manufactured by or for KREUSSLER and having obtained marketing authorization in any country.

m)	“PRODUCT(S)” shall mean the products listed in Annex I hereto which is hereby made an integral part of this AGREEMENT. The definition of PRODUCT(S) may be amended from time to time to include additional POLIDOCANOL PRODUCT(S) in accordance with Article II (b).

n)	“QUARTER” shall mean the period of three (3) consecutive calendar months and ending on March 31, June 30, September 30 and December 31.

o)	“REGISTRATION(S)” shall mean such licenses or authorizations required by the REGULATORY AUTHORITY of the TERRITORY for the manufacturing, importing, marketing, distribution and selling of the PRODUCT(S).

p)	“REGULATORY AUTHORITY” shall mean the FDA, or a regulatory body with similar regulatory authority in any other jurisdiction.

q)	“SAMPLE” is herein defined as PRODUCT(S) labeled as “SAMPLE” and solely used for training purposes, in-office demonstrations, tradeshows and sent to employees of the LICENSEE to be used in the promotion of the PRODUCT(S).

r)	“TERRITORY” shall mean the United States of America and its territories. The TERRITORY may be expanded to Canada and its territories in accordance with Article II (c).

s)	“TRADEMARK(S)” shall mean the trademarks, trademarks applications, and proposed trademarks identified in Annex V and owned, filed, or proposed to be filed by KREUSSLER in the TERRITORY, which list may be amended from time to time.

t)	“UNIT” shall mean one (1) box of PRODUCT containing 5 ampoules of 2 ml each or such other presentation/unit as defined in Annex I.

Article II – RIGHTS, OBLIGATIONS AND LIMITATIONS

a)	Subject to the terms and conditions of this AGREEMENT, KREUSSLER hereby grants to the LICENSEE

(i) the exclusive and nontransferable right to promote, have promoted, import, export with respect to Canada (provided the TERRITORY has been expanded to Canada in accordance with Article II (c)), use, have used, distribute, have distributed, sell, offer for sale and have sold the PRODUCT(S) in the TERRITORY, and

(ii) the exclusive license to use the TRADEMARK(S) and NEW TRADEMARK(S) (as defined in Article IV (a)) with respect to the PRODUCT(S), but solely in connection with its exercise of the above exclusive license. The LICENSEE shall have the right to sublicense the above exclusive license to its AFFILIATES and, subject to the prior written consent of KREUSSLER, which consent shall not be unreasonably withheld, to any third party which shall agree in writing to be bound by the provisions of this AGREEMENT.

b)	From time to time, each party may elect to expand the scope of this AGREEMENT to include additional POLIDOCANOL PRODUCTS, to the extent that such products are not contained in the definition of PRODUCT(S), along substantially similar terms as those in this AGREEMENT. The parties shall conduct good faith negotiations to amend this AGREEMENT accordingly, taking into account the costs and time associated with obtaining REGISTRATION for such additional POLIDOCANOL PRODUCTS in the TERRITORY, the possible allocation of such costs and time between the parties, and expected transfer pricing.

c)	During the term of this AGREEMENT, the LICENSEE and its AFFILIATES shall have the exclusive option to enter into good faith negotiations with KREUSSLER to extend this AGREEMENT to the territory of Canada. The term of the option shall be three (3) months from the date the LICENSEE or any of its AFFILIATES first notifies KREUSSLER of its decision to market the PRODUCT(S) in Canada. After expiration of the option term and in the event the parties cannot agree on terms for amending this AGREEMENT to include Canada, KREUSSLER shall be free to offer the PRODUCT(S) for marketing in Canada to third parties. In the event that the LICENSEE or any of its AFFILIATES and KREUSSLER agree to extend this AGREEMENT to the territory of Canada the term TERRITORY shall be amended accordingly.

d)

During the term of this AGREEMENT, KREUSSLER agrees to sell PRODUCT(S) for use in the TERRITORY exclusively to the LICENSEE. KREUSSLER agrees to work in good faith with LICENSEE to protect the LICENSEE’S exclusive rights in the TERRITORY. Neither KREUSSLER nor any of its AFFILIATES, shall promote, have promoted, sell or offer to sell, any POLIDOCANOL PRODUCTS inside the TERRITORY without the LICENSEE’S prior written consent.

KREUSSLER further agrees to use its commercially reasonable efforts to prevent, to the extent legally permitted, the sale of any POLIDOCANOL PRODUCT for resale or distribution within the TERRITORY by any party other than the LICENSEE or its AFFILIATES. Such prevention efforts could include amendment of existing third party contractor distribution agreements, and including provisions in future distribution agreements to prevent and/or limit the sale of POLIDOCANOL PRODUCT(S) in the TERRITORY.

If any POLIDOCANOL PRODUCT of KREUSSLER sold to third party contractor(s) of KREUSSLER is found to have been sold in the TERRITORY, KREUSSLER agrees to work with LICENSEE in good faith using commercially reasonable efforts, to prevent, to the extent legally permitted, such sale in the TERRITORY. Such efforts could include the termination of sales to the third party contractor that breaches this exclusivity provision. KREUSSLER shall promptly notify the LICENSEE in the event it has reasonable suspicion to believe that any POLIDOCANOL PRODUCT of KREUSSLER or provided or sold by KREUSSLER to any third party contractor has been sold in the TERRITORY and LICENSEE shall promptly notify KREUSSLER if it determines that any third party contractor has sold POLIDOCANOL PRODUCTS in the TERRITORY. Parties agree that KREUSSLER and its AFFILIATES only have direct influence on their third party contractor(s), but not on “fourth party clients” (i.e. customers of KREUSSLER’S third party contractor(s)); however KREUSSLER shall use good faith commercially reasonable efforts, to the extent legally permitted, to prevent sales to the TERRITORY by such “fourth party clients”.

e)	During the term of this AGREEMENT, neither the LICENSEE nor any AFFILIATE of the LICENSEE shall manufacture, have manufactured, promote, have promoted, sell or have sold inside the TERRITORY any COMPETING PRODUCT(S) without KREUSSLER’s prior written consent.

If, during the term of this AGREEMENT, the LICENSEE intends to introduce other technologies or products that may be applicable for use in the treatment of varicose veins (“OTHER PRODUCT”), the LICENSEE shall notify KREUSSLER of such intent and consult with KREUSSLER on appropriate plans to provide proper continuing support for the commercialization of PRODUCT(S). LICENSEE will also provide, after such consultation, a written indication of the LICENSEE’S plans to maintain at least the same levels of sales and marketing efforts for the PRODUCT(S) as before the introduction of the OTHER PRODUCT.

In the event that the LICENSEE introduces OTHER PRODUCT inside the TERRITORY in accordance with the provisions of the second paragraph of this Article II (e), KREUSSLER shall have the right of first negotiation to enter into an exclusive licensing and distribution agreement for such OTHER PRODUCT for any country outside the TERRITORY, provided that the LICENSEE shall only have this obligation if it has the right to enter into such an exclusive licensing and distribution agreement outside the TERRITORY with respect to such OTHER PRODUCT. Upon notification of KREUSSLER’S intent to market such OTHER PRODUCT and the availability of the rights described above to the LICENSEE, the parties shall negotiate in good faith for a period of three (3) months to enter into an exclusive licensing and distribution agreement for such OTHER PRODUCT for such country. After expiration of this option term, the LICENSEE shall be free to offer the OTHER PRODUCT to any third party for any such country outside the TERRITORY.

Article III – REGISTRATION OF THE PRODUCT(S),

REGULATORY AFFAIRS and PHARMACOVIGILANCE

a)	KREUSSLER shall use commercially reasonable efforts to seek and obtain in its own name in the TERRITORY any necessary REGISTRATION, including marketing authorization, of the PRODUCTS listed in Annex I as of the EFFECTIVE DATE, with the REGULATORY AUTHORITIES for the manufacture, use, distribution and sale of the such PRODUCTS in the TERRITORY for the indication of sclerotherapy of varicose veins (C1, spider veins and reticular veins).

Unless the parties have agreed to an extension of the PRODUCT(S), listed in Annex I as of the EFFECTIVE DATE to any new product(s) in accordance with the provisions of Article II (b) above, or to any indication other than the one referred to above, KREUSSLER shall not be obliged to seek and obtain any necessary REGISTRATION, including marketing authorization, for such new product(s) or new indication. Unless the parties have agreed to an extension of the TERRITORY to Canada in accordance with the provisions of Article II (c) above, KREUSSLER shall not be obliged to seek and obtain any necessary REGISTRATION, including marketing authorization, for the PRODUCT(S) in Canada.

b)	To the extent afforded by FDA regulations, and except as described below with respect to the EASI STUDY, the LICENSEE shall at its own expense maintain the REGISTRATIONS of the PRODUCT(S) with the competent authorities for manufacture, use, distribution and sale of the PRODUCT(S) in the TERRITORY for and on behalf of KREUSSLER and KREUSSLER shall reasonably cooperate with LICENSEE as required for LICENSEE to fulfill this obligation. If required by the FDA as a condition for approval, [****]. The LICENSEE shall obtain qualified regulatory personnel, or appoint at its own expense a qualified Regulatory Consultant, who, under the authorization of the LICENSEE, shall promptly inform KREUSSLER in writing, by supplying the relevant documents, about all his services provided in relation to the PRODUCT(S).

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c)	General Regulatory Affairs

i)	Information on issues related to drug regulatory affairs in the TERRITORY: The LICENSEE shall inform KREUSSLER, in writing and free of charge, about all material changes to drug regulatory affairs (drug law, regulations, etc.) in the TERRITORY, to the extent that the LICENSEE becomes aware of such changes, that the LICENSEE believes will have a material impact on the PRODUCT(S).

ii)	Evaluation of the significance: Upon KREUSSLER’S request, a conference call among the parties may be arranged to discuss an assessment of the significance of the changes described in Article III (c) (i) for the parties and the PRODUCT(S) and the performance of this AGREEMENT, which shall be summarized in writing by the LICENSEE, if requested by KREUSSLER.

d)	KREUSSLER clinical trials and REGISTRATION submission for the PRODUCT(S) pursuant to paragraph 1 of Article III (a):

i)	KREUSSLER agrees to complete the EASI STUDY in accordance with the timelines established on Annex VI.

ii)	Upon the completion of the EASI STUDY, KREUSSLER shall commit to taking all commercially reasonable steps required by the FDA, [****], otherwise sufficient to obtain REGISTRATION for the PRODUCT(S) in the TERRITORY, including, without limitation, filing the appropriate clinical information with the FDA within [****] days after completion of the EASI STUDY (i.e. acceptance of the study report by KREUSSLER) to fulfill the remaining requirements for the NDA (New Drug Application).

iii)	All regulatory filings in connection with the EASI STUDY shall be filed by KREUSSLER. Prior to submitting the documentation to the REGULATORY AUTHORITY, KREUSSLER will supply a copy of all such applications and communications to the LICENSEE for review and consent, which consent shall not be unreasonably withheld or delayed. The LICENSEE shall communicate to KREUSSLER the result of its review together with any additional comments within a reasonably short time after receipt of the respective application or communication documentation. KREUSSLER agrees to implement the LICENSEE’S material comments into the applications to or communication with the REGULATORY AUTHORITY.

iv)	Should any competent authority including REGULATORY AUTHORITY in the TERRITORY request additional documentation except the conduct of a Post Marketing Registry study, which the LICENSEE shall conduct pursuant to Article III (b) hereof, for

(a)	obtaining any REGISTRATION required to begin the marketing of either of the PRODUCT(S) listed in Annex II as of the EFFECTIVE DATE in the TERRITORY or

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(b)	upholding and maintaining any REGISTRATION required for continuing the marketing either of the PRODUCT(S) listed in Annex II as of the EFFECTIVE DATE in the TERRITORY,

the parties will enter into good faith discussions to address the requests for additional documentation and the estimated necessary costs and time to fulfill these requirements and how to share these costs between the parties. If a mutually acceptable solution cannot be found within ninety (90) days, the parties agree to be governed by the NEW FDA REQUIREMENTS RESOLUTION PROCESS.

v)	For the purposes of Article III (d) (iv) NEW FDA REQUIREMENTS RESOLUTION PROCESS shall be defined as the process to obtain a resolution to new requirements proposed by the FDA.

KREUSSLER shall have a [****] option to initiate actions intended to fulfill the new requirements proposed by the FDA.

(a)	If KREUSSLER proceeds with this option and assumes full responsibility in writing to fulfill the requirements, the terms of this AGREEMENT will remain unchanged. Once the additional requirements are fulfilled and the parties receive an NDA for the PRODUCT(S), KREUSSLER shall provide the LICENSEE a written report summarizing the FULFILLMENT COSTS (as defined below). The LICENSEE will then reimburse [****] of the FULFILLMENT COSTS in [****] installments following receipt of such NDA, the first installment becoming due [****] upon receipt of such NDA

(b)	If KREUSSLER does not proceed with this option, the LICENSEE shall have a [****] option to initiate actions intended to fulfill the new requirements proposed by the FDA. If the LICENSEE elects to proceed with its option in writing, the LICENSEE shall have the right to fund and execute any and all actions, including without limitation any pre-clinical or clinical trials, additional data analyses and other activities, in order to fulfill the requirements proposed by the FDA. All external costs associated with these activities (herein defined as “FULFILLMENT COSTS”), shall be the responsibility of the LICENSEE. Once the LICENSEE has obtained the necessary information, KREUSSLER shall cooperate with the LICENSEE to submit the requirements to the FDA.

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Once the additional requirements are fulfilled and the parties receive an NDA for the first PRODUCT(S), the LICENSEE shall provide KREUSSLER a written report summarizing the FULFILLMENT COSTS.

The LICENSEE will then [****] to be made by the LICENSEE to KREUSSLER by [****] for as long as the cumulative total of [****] to KREUSSLER are [****] the FULFILLMENT COSTS. Once the cumulative total of [****] is equal to [****] the FULFILLMENT COSTS, the LICENSEE shall cease to make [****] and shall begin making [****] in accordance with the [****] as described in this AGREEMENT.

(c)	If neither KREUSSLER nor the LICENSEE proceed with their respective options in accordance with (a) and (b) above, the respective REGISTRATION required for continuing the marketing of the PRODUCT(S) in the TERRITORY shall no longer be pursued, and each party may terminate this AGREEMENT with [****] written notice to the other party.

e)	Subject to the specific provisions in the foregoing paragraphs a) to d), the following sections e) to k) apply to all regulatory affairs.

Except as defined in Article III (d), the LICENSEE shall be solely responsible for all communications with and submission of applications and documents to the REGULATORY AUTHORITY in the TERRITORY and costs associated with those communications and submissions. KREUSSLER shall permit the LICENSEE to use all relevant data owned by KREUSSLER necessary to support regulatory applications being made by the LICENSEE in KREUSSLER’S name for PRODUCT(S) in the TERRITORY. It is understood that such applications shall only be made upon KREUSSLER’S prior written consent, which shall not be unreasonably withheld. KREUSSLER shall also permit the LICENSEE to reference data owned by KREUSSLER in submissions to each REGULATORY AUTHORITY and permit the REGULATORY AUTHORITY to use such data in its reviews. The parties agree to cooperate on such activities along the following terms.

i)	Regulatory applications such as

(a)	applications for approval, maintenance and upholding of a marketing authorization for new POLIDOCANOL PRODUCT(S) as defined in Article II (b) and

(b)	variations, enhancements and revisions to the approved REGISTRATIONS for PRODUCT(S),

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must be forwarded by the LICENSEE, in KREUSSLER’S name, to the REGULATORY AUTHORITY in the TERRITORY. The LICENSEE shall complete these applications at its own cost unless the allocation of cost has been otherwise agreed between the parties, for example in an amendment to this AGREEMENT pursuant to Article II (b), according to the authority’s directions, and, before submitting these applications to the REGULATORY AUTHORITY, forward a copy of these applications to KREUSSLER for review and consent, which consent shall not be unreasonably withheld or delayed. KREUSSLER shall communicate to the LICENSEE the result of its review together with any additional comments within a reasonably short time after receipt of the respective documentation. The LICENSEE agrees to implement KREUSSLER’S material comments into the applications to the REGULATORY AUTHORITY.

Subject to KREUSSLER’S written approval of an INDEPENDENT DEVELOPMENT-plan the LICENSEE will have ability to conduct additional clinical trials at its own cost with the intent of extending the approved indications of PRODUCT(S) (“INDEPENDENT DEVELOPMENT”). KREUSSLER

(a)	shall cooperate with LICENSEE in an expeditious manner and as required by the REGULATORY AUTHORITY in the TERRITORY in order to permit LICENSEE to conduct such INDEPENDENT DEVELOPMENT. Such cooperation shall include, but not be limited to, granting to LICENSEE and any LICENSEE designee access [****], solely to the extent necessary to support approval of any such pending or future INDs, REGISTRATIONs, applications or submissions, and

(b)	shall transmit all necessary and appropriate letters to the FDA advising the FDA and other REGULATORY AUTHORITIES, as appropriate, that such body may rely upon filings on behalf of LICENSEE or its designee in such circumstances, and the LICENSEE shall reimburse KREUSSLER for all external costs associated therewith.

ii)	To the extent not already supplied to the LICENSEE before signing of this AGREEMENT, and upon the LICENSEE’S periodic requests in connection with further regulatory filings as agreed between the parties, KREUSSLER shall forward to the LICENSEE, free of charge, any necessary documentation for the PRODUCT(S) which is required by the LICENSEE for submission to the REGULATORY AUTHORITY. The LICENSEE shall review this documentation immediately after receipt and inform KREUSSLER about the results of its review. If the documentation needs to be modified, the LICENSEE shall inform KREUSSLER thereof. The

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modifications to be performed shall be detailed and explained in a brief statement by the LICENSEE. KREUSSLER shall promptly send the modified documentation [****] to the LICENSEE for submission to the REGULATORY AUTHORITY.

iii)	Upon submission of the documentation to the REGULATORY AUTHORITY, the LICENSEE shall inform KREUSSLER about the date of submission, the expected duration of processing of the application as well as the processing number and the progress of the application

iv)	The LICENSEE shall, promptly after generation of such data, provide KREUSSLER free of charge with copies of all data with respect to the PRODUCT(S) generated by or on behalf of the LICENSEE, its AFFILIATES, or sub-licensees for the purpose of supporting any regulatory applications to and other communications with any REGULATORY AUTHORITY, including but not limited to clinical data, toxicity data, stability data, any other test data, and any other information relating to any pending or future INDs, REGISTRATIONs, applications or submissions. KREUSSLER shall have the right to use such data and information for research and commercialization purposes, in particular to support any regulatory applications by KREUSSLER for PRODUCT(S) outside of the TERRITORY.

v)	Each party shall promptly notify the other and provide to the other a copy or transcription, if available, of any decision, order or other communication from any REGULATORY AUTHORITY relating to the PRODUCT(S), the marketing thereof, or any related matter (including copies of all REGISTRATIONS) and shall keep the other party reasonably apprised of regulatory interactions and similar activities with governmental authorities and international bodies in connection with the PRODUCT(S) anywhere in the TERRITORY.

f)	All REGISTRATIONS shall be, or at the request of KREUSSLER become, the sole property of KREUSSLER. If in the future the parties agree that the LICENSEE shall become the formal holder of the NDA, KREUSSLER shall receive a copy of each official decision, order or similar document; the originals shall be kept by the LICENSEE.

g)	Should the continued existence, the renewal or transfer of the REGISTRATION(S) depend on a declaration or action by the LICENSEE, the LICENSEE shall make this declaration or action towards KREUSSLER or, as the case may be, the REGULATORY AUTHORITY on KREUSSLER’s request immediately and independently from any claim the LICENSEE might have against KREUSSLER. The LICENSEE waives any right of retention in this respect.

h)	The LICENSEE shall take over from KREUSSLER all TERRITORY-related medical-scientific, medical marketing and pharmacovigilance responsibilities for the PRODUCT(S) and shall always comply with any current laws and regulations

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applicable in the TERRITORY. Details are set forth in Annex III of this AGREEMENT which shall be an integral part of the AGREEMENT. The LICENSEE shall bear all costs in relation to the taking over of these responsibilities, including but not limited to the costs for any TERRITORY-related pharmacovigilance activities.

i)	The LICENSEE shall be responsible for all PRODUCT(S) related complaint handling activities, evaluations, analyses, and regulatory communications. The LICENSEE will enter all COMPLAINTS, including related recommendations and analyses of KREUSSLER, into the LICENSEE’s complaint handling system. In connection with such COMPLAINT activities:

i)	At the LICENSEE’s request, KREUSSLER will cooperate and perform COMPLAINT evaluations for COMPLAINTS that may be the result of KREUSSLER’S actions (herein defined as “PROCESS COMPLAINT”) in order to determine any required corrective actions. KREUSSLER will maintain records of such investigations as required by applicable cGMP.

Within the longer of (i) seven (7) calendar days following receipt of the PRODUCT(S) UNIT according to the following paragraph and (ii) fifteen (15) calendar days from the time it receives a PROCESS COMPLAINT from the LICENSEE, KREUSSLER shall perform a preliminary investigation that evaluates the root cause of the COMPLAINT and makes a corrective action recommendation. KREUSSLER will inform the LICENSEE immediately of the results of any such investigation and KREUSSLER’s recommendations.

Within a reasonable amount of time following a COMPLAINT, the LICENSEE will return to KREUSSLER or to such other agreed third party by express courier the PRODUCT(S) UNIT that is the subject of the COMPLAINT if such PRODUCT(S) has been made available to the LICENSEE.

KREUSSLER will also maintain a cross reference system from KREUSSLER’s complaint handling system to the LICENSEE’s complaint handling system.

KREUSSLER will take reasonable actions to complete all corrective actions in connection with a PROCESS COMPLAINT within ninety (90) calendar days. The LICENSEE acknowledges that some corrective actions may take more than ninety (90) calendar days to complete. Upon the LICENSEE’s request, KREUSSLER will provide periodic updates until all corrective actions are complete. KREUSSLER will provide the LICENSEE with a follow-up report on the effectiveness of the corrective actions within a reasonable time period. Without limiting the foregoing, to the extent required by applicable law, the LICENSEE will report all COMPLAINT(S) to the relevant REGULATORY AUTHORITY in compliance with its obligations under Article III (j).

ii)	The LICENSEE will promptly notify KREUSSLER of any corrective actions generated by the LICENSEE relating to PRODUCT(S). Any such corrective actions that require action by KREUSSLER will be specifically noted by the LICENSEE and KREUSSLER will provide a written response to the LICENSEE within fifteen (15) calendar days. The parties may agree to increase this time period.

j)	If, in the reasonable judgment of KREUSSLER or the LICENSEE, any PRODUCT(S) defect or any government action requires a recall of, or the issuance of an advisory letter regarding, any PRODUCT(S), either party may undertake such recall or issue such advisory letter after consultation with the other party. Each party shall notify the other party in a timely manner prior to making any recall or issuing any advisory letter.

The parties shall endeavor to reach an agreement prior to making any recall or issuing any advisory letter regarding the manner, text, and timing of any publicity to be given such matters in time to comply with any applicable legal or regulatory requirements, but such agreement will not be a precondition to any action that either party deems necessary to protect users of PRODUCT(S) or to comply with any applicable governmental orders, regulations, or mandates. The parties agree to provide reasonable assistance to one another in the event of any recall or issuance of any advisory letter.

The LICENSEE shall have the right to manage any recall within the TERRITORY so long as such management does not prevent KREUSSLER from exercising its rights under this section.

k)	In the event of a recall of PRODUCT(S) attributable to KREUSSLER’S manufacture, packaging, testing, labeling, and storing or handling of PRODUCT(S), KREUSSLER shall correct noted deficiencies (herein defined as “PROCESS RELATED RECALLS”), if applicable, or cause the vendor of any material, component, or sub-assembly incorporated into such PRODUCT(S) to do likewise with respect to such material, component, or sub-assembly.

For PROCESS RELATED RECALLS, unless such PROCESS RELATED RECALLS result from a deficiency directly caused by the LICENSEE, KREUSSLER shall, at KREUSSLER’S option, either, at its cost replace each UNIT of the PRODUCT(S) recalled (including UNITS held in inventory by the LICENSEE or its customers) if and in so far as such UNITS are affected by the deficiency that was cause of the PROCESS RELATED RECALL with a corrected PRODUCT(S) within a reasonable period of time, or refund the purchase price.

KREUSSLER shall promptly pay or reimburse the LICENSEE for all documented and reasonable costs and expenses (including shipping, quality control testing, notification, and restocking costs) incurred by the LICENSEE as a direct result of any PROCESS RELATED RECALLS or any advisory letter directly related to any PROCESS RELATED RECALLS or otherwise attributable to KREUSSLER’S manufacture, packaging, testing, labeling, and storing or handling of PRODUCT(S)

(unless resulting from a deficiency caused by the LICENSEE, in which case the LICENSEE will reimburse KREUSSLER for KREUSSLER’S documented and reasonable costs and expenses associated with such recall or advisory letter).

l)	In the event of a recall of PRODUCT(S) attributable to any action or omission by the LICENSEE after delivery of the PRODUCT(S) to the LICENSEE, the LICENSEE shall correct noted deficiencies (herein defined as “DISTRIBUTION RELATED RECALLS”), if applicable, or cause any third party involved in the storage, marketing, shipping or distribution of the PRODUCT(S) to do likewise with respect to such activity.

For DISTRIBUTION RELATED RECALLS, KREUSSLER shall, at the request and at the cost of the LICENSEE, replace each UNIT of the PRODUCT(S) recalled with a corrected PRODUCT(S) within a reasonable period of time.

The LICENSEE shall promptly pay or reimburse KREUSSLER for all documented and reasonable costs and expenses (including shipping, quality control testing, notification, and restocking costs) incurred by KREUSSLER as a direct result of any DISTRIBUTION RELATED RECALLS or any advisory letter directly related to any DISTRIBUTION RELATED RECALLS (unless resulting from a deficiency caused by KREUSSLER, in which case KREUSSLER will reimburse the LICENSEE for LICENSEE’S documented and reasonable costs and expenses associated with such recall or advisory letter).

Article IV – TRADEMARK(S)

a)	The LICENSEE, in its sole commercial judgment, shall determine and notify KREUSSLER of the trademark to be used in connection with the marketing, the promotion and the sale of the PRODUCT(S) in the TERRITORY, it being understood that the TRADEMARK(S) in Annex V would be the parties’ preferred trademark(s) for the PRODUCT(S). If the LICENSEE determines to use the TRADEMARK(S), the LICENSEE shall use the TRADEMARK(S) in such manner as shall be advised and directed by KREUSSLER and solely for the purpose of fulfilling the LICENSEE’S obligations under this AGREEMENT.

If the trademark proposed by the LICENSEE is different from the TRADEMARK(S), the LICENSEE shall communicate its decision to KREUSSLER without delay to obtain KREUSSLER’S consent to the LICENSEE’S use of such trademark (the “NEW TRADEMARK”), which consent shall not be unreasonably withheld. Subject to its consent, KREUSSLER shall make commercially reasonable efforts to obtain such NEW TRADEMARK, and any of the TRADEMARK(S) not filed by KREUSSLER as of the EFFECTIVE DATE, in its own name in the TERRITORY.

In the event, that the LICENSEE has obtained or will obtain a NEW TRADEMARK or any of the TRADEMARK(S) not filed by KREUSSLER as of the EFFECTIVE DATE, in its own name or the name of an AFFILIATE or a third party, the LICENSEE shall transfer or cause to be transferred such NEW

TRADEMARK or TRADEMARK to KREUSSLER without delay prior to its use for the PRODUCT(S) in connection with the marketing, promotion and sale in the TERRITORY.

b)	During the term of this AGREEMENT, KREUSSLER and its AFFILIATES will not use the NEW TRADEMARK(S) inside the TERRITORY for the benefit of any party other than the LICENSEE, without the LICENSEE’S written consent, which shall not be unreasonably withheld.

c)	KREUSSLER’S company name/logo will be named on the PRODUCT(S) in compliance with applicable regulatory requirements (e.g. card box).

d)	The LICENSEE acknowledges KREUSSLER’S ownership of and/or right to the TRADEMARK(S) and NEW TRADEMARK(S) and shall not at any time do or cause to be done or suffer to be done any act or thing which might in any way impair the right thereto of KREUSSLER or the validity of the TRADEMARK(S) and NEW TRADEMARK(S).

e)	The LICENSEE shall not acquire nor cause to be acquired and shall not claim nor cause to be claimed any right to the TRADEMARK(S) and NEW TRADEMARK(S) by virtue of the rights herein granted or through the LICENSEE’S use of the TRADEMARK(S) and NEW TRADEMARK(S).

f)	The LICENSEE shall not during the term hereof or upon expiration or termination hereof for any reason whatsoever, register nor cause to be registered or use or cause to be used any trademarks which are the same as, or confusingly similar to, the TRADEMARK(S) and NEW TRADEMARK(S) themselves or in combination with any other words, symbols, signs or designs. The LICENSEE further agrees that it will not use or cause or allow the TRADEMARK(S) or NEW TRADEMARK(S) to be used, directly or indirectly, as part of any corporate or firm name or for any other purpose than herein permitted.

g)	The LICENSEE is authorized to use the TRADEMARK(S) and NEW TRADEMARK(S) in the TERRITORY according to local applicable law or requirements and in accordance with the provisions of this AGREEMENT. The LICENSEE shall co-operate in effecting any such recording. The cost of the aforestipulated recording or its renewals shall be the responsibility of KREUSSLER.

h)	KREUSSLER undertakes to maintain all of the TRADEMARK(S) already registered in the name of KREUSSLER or filed by KREUSSLER as of the EFFECTIVE DATE in the TERRITORY and not used by the LICENSEE for the maximum period possible under the applicable laws. KREUSSLER undertakes to maintain all of the TRADEMARK(S) and NEW TRADEMARK(S) used by the LICENSEE in connection with the PRODUCT(S) during the term of this AGREEMENT at its own cost and agrees to diligently and promptly exert its reasonable efforts to protect its interests and the TRADEMARK and NEW TRADEMARK from acts of infringement in the TERRITORY.

i)	The LICENSEE shall immediately notify KREUSSLER upon obtaining the knowledge of the use by any other person, firm or corporation of the TRADEMARK(S) or NEW TRADEMARK(S) or trade names confusingly similar thereto which might constitute an infringement of KREUSSLER’s right to the TRADEMARK(S) and NEW TRADEMARK(S).

j)	Immediately upon expiration or termination of the AGREEMENT for any reason whatsoever, the LICENSEE shall discontinue the use of the TRADEMARK(S) and NEW TRADEMARK(S) in any manner whatsoever and/or on any documentation, material, display and/or stationary whatsoever which may make it appear that the LICENSEE is still selling the PRODUCT(S) by authority of KREUSSLER or being the agent or representative KREUSSLER in any way whatsoever.

k)	For the avoidance of doubt, in any case, upon expiration or termination of this AGREEMENT for any reason whatsoever, KREUSSLER or its assignees or successors, as their respective interest may appear, shall remain the sole owner(s) of all TRADEMARK(S) and NEW TRADEMARK(S).

l)	Notwithstanding anything to the contrary herein contained, the provisions of the foregoing Article IV (j) and Article IV (k) shall survive expiration and termination hereof for any reason whatsoever.

Article V – MARKETING, DISTRIBUTION

a)	The LICENSEE shall market, at its own expense, each PRODUCT in the TERRITORY within [****] upon receipt of all corresponding REGISTRATIONS necessary for commercialization.

b)	The LICENSEE shall use commercially reasonable efforts to continuously increase the sale of the PRODUCT(S) in the TERRITORY during the term of this AGREEMENT so long as KREUSSLER supplies PRODUCT(S) to the LICENSEE in accordance with the terms of this AGREEMENT. Provided that

i)	the LICENSEE shall not be required to use any level of efforts to sell, market, or distribute the PRODUCT(S) in the TERRITORY prior to receipt of all REGISTRATIONS reasonably deemed by the LICENSEE to be necessary for the marketing and sale of the PRODUCT(S) in the TERRITORY; and

ii)	whether certain efforts by the LICENSEE are deemed to be “commercially reasonable” with respect to the PRODUCT(S) shall be determined in light of all relevant factors in the relevant TERRITORY including, but not limited to:

(a)	the LICENSEE’S reasonable estimate of the market potential and rate of market growth of the PRODUCT(S) (including anticipated profit margin and the perceived market size);

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(b)	the level of REGISTRATION for the PRODUCT(S) in the TERRITORY (including the extent of the indications, if any, within the TERRITORY);

(c)	in the LICENSEE’S reasonable estimation, whether or not the sale of the PRODUCT(S) infringes or could infringe the patent rights of third persons in the TERRITORY;

(d)	the competitive position of the PRODUCT(S) vis-à-vis other products that may be marketed and sold for the treatment of the same indications, including with respect to the safety, efficacy, and cost of the PRODUCT(S) when compared to such other products; and

(e)	the availability and supply of the PRODUCT(S) for distribution.

c)	Upon KREUSSLER’S request, and in six (6) calendar month intervals, beginning with the receipt of all necessary REGISTRATIONS, the LICENSEE shall submit to KREUSSLER a half-year report on the marketing of each PRODUCT including, competition, regulatory trends, and pricing trends.

d)	Upon KREUSSLER’S request and beginning with the marketing of each PRODUCT, the LICENSEE shall report, in electronic format, the sales figures for each PRODUCT in quantity and value and, to the extent available, any price change (ex factory, per batch, prices to different customer-groups and, if applicable, price of reimbursement) within the forty five (45) days after the end of each QUARTER.

e)	The LICENSEE shall promote the PRODUCT(S) in accordance with all laws and regulations of the TERRITORY and in conformity with KREUSSLER’s guidance as to the use (indications, contraindications etc.) of the PRODUCT(S). Subject to all applicable laws in the TERRITORY, the LICENSEE will retain the rights to produce all clinical education, physician and patient marketing materials the LICENSEE deems to be necessary and advisable for the commercialization of the PRODUCT(S) in the TERRITORY. In order to ascertain the compliance with KREUSSLER’s global marketing policy for the PRODUCT(S), the parties will work together to create a marketing claims overview document, which outlines, subject to applicable laws and regulations, the claims that the LICENSEE will be allowed to make with respect to the marketing of the PRODUCT(S).

f)	Without prejudice to the LICENSEE’s obligation to verify that promotion of the PRODUCT(S) is in accordance with all laws and regulations of the TERRITORY, KREUSSLER, upon the LICENSEE’S request, shall provide to the LICENSEE scientific and medical data and brochures related to the PRODUCT(S). Such materials will be made available to the LICENSEE at KREUSSLER’s cost to manufacture such materials.

g)

KREUSSLER shall during the term hereof also inform, from time to time, the LICENSEE of its newest medical-scientific data with respect to the PRODUCT(S). Furthermore, KREUSSLER shall, from time to time, contact the LICENSEE orally or in writing to inform them of KREUSSLER’S experiences in the marketing and selling of the PRODUCT(S) and assist the LICENSEE in the instructions of the medical representatives/sales force by submitting relevant documentation, it being understood that such instruction of the medical representatives shall be based on the documentation handed over in connection with the REGISTRATION.

h)	The LICENSEE shall store and distribute the PRODUCT(S) in accordance with all applicable laws and regulations of the TERRITORY, including applicable warehousing and distribution procedures set forth in 21 CFR Part 211, Subpart H, and, in addition, in conformity with standard industry practices.

KREUSSLER shall have the right to have its representatives present at the plant or plants at which PRODUCT(S) are stored and shipped and other activities under this AGREEMENT are performed during normal business hours to conduct an initial and periodic inspections of such facilities and storage, marketing, shipping, distribution and pharmacovigilance procedures for compliance with applicable laws, regulations and standards including those set forth in Article III (h) and Article V (e) and (h), and to inspect the LICENSEE’S inventory of PRODUCT(S), order/shipping records, quality manuals, regulatory dossiers, and such other matters as may be pertinent to ensure proper quality assurance of PRODUCT(S) to be stored, marketed, shipped and distributed hereunder;

it being understood that the parties do not expect more than one (1) inspection (up to two (2) days) every second year, unless required by the LICENSEE’S or its AFFILIATE’S compliance status.

KREUSSLER agrees to give the LICENSEE a minimum of twenty (20) business days prior notice of any such inspection. The LICENSEE shall promptly use its best efforts to take such action as is required to correct any deficiencies identified by KREUSSLER and accepted by the LICENSEE relating to LICENSEE’S obligations concerning the PRODUCT(S). The LICENSEE further agrees to use its best efforts to provide such documentation or conduct such measures as KREUSSLER may reasonably request in connection with any regulatory submission or audit. At KREUSSLER’S reasonable request, the LICENSEE will perform a quality system assessment of the AFFILIATE(s), Sub-Licensee(s) or other contractor(s) involved in connection with the storage, marketing, shipment and distribution of the PRODUCT(S) and the LICENSEE shall promptly notify the KREUSSLER of the results of such assessments.

Article VI – PRICES

a)	SUPPLY PRICES

i)	The supply prices for the PRODUCT(S) are stipulated in Annex II which is hereby made an integral part of this AGREEMENT.

ii)	The PRODUCT(S) shall be invoiced in USD to the LICENSEE according to the payment terms as stipulated in Article VI (b) and Annex II and as indicated on the invoice. However, KREUSSLER reserves the right to change method of payment into payment in advance if [****] do not reach KREUSSLER in accordance with the payment terms in Annex II.

iii)	Following Year 8, the parties agree to use commercially reasonable, good faith efforts to negotiate adjustments to the minimum price if

(a)	requested by KREUSSLER, and only if KREUSSLER’S cost to manufacture PRODUCT(S) [****] since the EFFECTIVE DATE or [****] since the latest prior price adjustment; or

(b)	requested by the LICENSEE, upon the occurrence of a change in market dynamics that results in the LICENSEE [****] since the EFFECTIVE DATE or [****] since the latest prior price adjustment.

b)	PAYMENT

i)	The invoice pursuant to Article VI (a) (ii) shall be calculated on the basis of the minimum transfer price for each PRODUCT. If the LICENSEE is in dispute of a specific invoice, LICENSEE shall be entitled to withhold the disputed amount of such invoice until resolution of such dispute.

ii)	Within forty five (45) days following the end of every QUARTER, the LICENSEE shall calculate the actual ASP PAYMENT due for the PRODUCT(S) that have been sold in that QUARTER and shall provide KREUSSLER with a report showing

(a)	gross sales of each PRODUCT(S) and quantity of UNIT(S) sold of such PRODUCT(S) in the TERRITORY for that QUARTER;

(b)	a calculation demonstrating the adjustments to gross sales in order to arrive at the NET SALES and ASP; and

(c)	the calculation of the ASP PAYMENT.

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iii)	If the ASP PAYMENT due for the PRODUCT(S) UNIT(S) sold in that QUARTER is lower than the minimum transfer prices paid for such UNIT(S), no further supply price payment will be due for that QUARTER.

If the ASP PAYMENT due of the PRODUCT(S) UNIT(S) sold in that QUARTER is greater than the minimum transfer prices paid for such UNIT(S), then the LICENSEE shall pay the difference between the ASP PAYMENT and the actual minimum transfer prices paid for such UNIT(S). This reconciliation payment shall be made to KREUSSLER 45 (forty five) days following the end of the QUARTER for which the reconciliation payment shall be made.

iv)	If KREUSSLER, in its reasonable judgement, determines that an audit of the LICENSEE’S relevant books and records is necessary to verify the information supplied by the LICENSEE pursuant to Article VI (b) (ii) and Article VIII (a) (vii), then KREUSSLER or, upon the LICENSEE’s request KREUSSLER’s designee, under duty of confidentiality to KREUSSLER and the LICENSEE, and provided such designee is an independent certified public accountant, shall have the right, on twenty (20) days advance written notice, at KREUSSLER’S expense, to perform an audit of the relevant books and records of the LICENSEE not more than once in any twelve (12) month period to verify the information supplied by the LICENSEE. The designee shall report only the amounts which the designee believes to be due and payable hereunder. If an audit reveals that there has been a variance of 2% or more in the determination of the applicable ASP or, as the case may be, NET SALES, then the cost for such audit shall be paid by the LICENSEE.

c)	LOCAL PRICES

i)	Nothing contained herein shall be deemed to limit in any way the right of the LICENSEE to determine the prices at which, or the terms on which, PRODUCT(S) purchased by the LICENSEE may be resold by the LICENSEE.

d)	LAUNCH AND TRAINING.

i)	Upon KREUSSLER’S request, the LICENSEE will certify in writing that the SAMPLE PRODUCT UNIT(S) provided to the LICENSEE under this section were used in accordance with the definition of SAMPLE(S) and that they were not sold to third parties. In the event of a YEAR 0, the first [****] SAMPLE(S) for YEAR 0 shall be invoiced at [****] of the minimum transfer price per UNIT. Thereafter all SAMPLES shall be invoiced at the minimum transfer price, as defined in Annex II, for the given year.

ii)	For YEAR 1, the [****] SAMPLE(S) shall be invoiced at [****] of the minimum transfer price per UNIT. Thereafter all SAMPLES shall be invoiced at the minimum transfer price, as defined in Annex II, for the given year.

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iii)	For YEAR 2, the [****] SAMPLE(S) shall be invoiced at [****] of the minimum transfer price per UNIT. Thereafter all SAMPLES shall be invoiced at the minimum transfer price, as defined in Annex II, for the given year.

iv)	Following the end of YEAR 2, all SAMPLES shall be invoiced at the minimum transfer price, as defined in Annex II, for the given year.

Article VII – MANUFACTURING and SUPPLY

a)	The LICENSEE shall purchase the PRODUCT(S) exclusively from KREUSSLER.

b)	By the end of every month following the REGISTRATION of the PRODUCT(S) in the TERRITORY, the LICENSEE will specify its demand for the coming twelve (12) months of each PRODUCT by mentioning quantities and desired delivery dates for the PRODUCT (“ROLLING FORECAST”).

c)	With each ROLLING FORECAST submitted to KREUSSLER, the LICENSEE shall submit monthly binding purchase orders to cover one hundred percent (100%) of the PRODUCT UNIT(S) included in such ROLLING FORECAST for the seventh month, the delivery period not being less than six (6) months from the date of the binding purchase order, unless otherwise agreed by KREUSSLER (Example: By the end of the month “zero” on December 31 the LICENSEE must place a binding order for the month July). With each ROLLING FORECAST, LICENSEE, at its discretion, may also place binding purchase orders for periods after the seventh month of the ROLLING FORECAST and the delivery period for those orders will be as specified by LICENSEE in the purchase order (so long as the delivery period is not less than six (6) months from the date of the purchase order unless otherwise agreed to by KREUSSLER). PRODUCT UNIT(S) forecast for the periods of the eight to twelfth month of the ROLLING FORECAST, for which no binding purchase order has been submitted according to the previous sentence, shall be non-binding.

d)	Each binding purchase order may (once per purchase order) be increased by the LICENSEE by up to [****] prior written notice.

KREUSSLER shall not be obligated to supply any such excess above the [****], however, KREUSSLER shall use its commercially reasonable efforts to supply such excess.

e)	With the same purchase order according to Article VII (c), the LICENSEE shall confirm the exact delivery dates for this period mentioned in the ROLLING FORECAST and duly correct them, if necessary. The order becomes binding for KREUSSLER when accepted in writing. KREUSSLER shall only be obliged to supply PRODUCT(S) to the LICENSEE if full payment for all prior quantities of PRODUCT(S) supplied from KREUSSLER to the LICENSEE has been received by KREUSSLER in accordance with this AGREEMENT.

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In each calendar year during the term of this AGREEMENT following Year 3, KREUSSLER shall not be obliged to produce more than [****] of the quantity of the total PRODUCT(S) produced by KREUSSLER in the preceding calendar year, provided, however, KREUSSLER will use best faith efforts to meet such increased demand.

f)	For the purposes of this AGREEMENT “Years” are defined as calendar years following commercial launch of the PRODUCT(S). Should the commercial launch of a PRODUCT take place on or after July 1 of a calendar year, for reasons of practicability the remaining part of such calendar year shall be regarded as “Year 0”; until December 31 of this “Year 0”, the minimum annual purchase obligation shall be the pro rata temporis-amount calculated on the basis of the minimum annual purchase obligation from Year 1 as set forth in Annex II. Should the launch of a PRODUCT take place before July 1 of a calendar year, such calendar year shall be regarded as “Year 1” and the minimum annual purchase obligations for this Year 1 as set forth in Annex II shall remain unchanged.

g)	The LICENSEE guarantees to purchase the minimum UNITS of the PRODUCT(S) in each Year as defined in Annex II.

h)	If the parties agree to a change in packaging of the PRODUCT(S) that effects the quantity of PRODUCT in a UNIT as of the EFFECTIVE DATE, the parties will agree on a mechanism to proportionally amend the minimum annual purchase amount defined in Annex II.

i)	KREUSSLER shall agree to the minimum UNITS for each Year after Year 4 with the LICENSEE. The calculation after Year 4 shall be made ninety (90) days prior to the beginning of each consecutive Year and shall take into account the sales during the current and previous calendar year. If no agreement is reached as to the minimum quantity target within that ninety (90) day period, the LICENSEE shall increase the previous minimum annual purchase amount by [****] for each consecutive Year.

If the minimum annual purchase amount in a calendar year for a PRODUCT is not met, KREUSSLER may at its discretion either (i) terminate the AGREEMENT for the respective PRODUCT by giving not less than [****] months written notice, unless LICENSEE has cured, or has initiated steps to cure, such breach within [****] months after the end of the previous calendar year, or (ii) ask the LICENSEE to pay to KREUSSLER within thirty (30) days after the end of each calendar year the difference between the purchase price of the quantities of PRODUCT actually purchased by the LICENSEE from KREUSSLER in the preceding calendar year and the aggregated purchase price for the quantities of PRODUCT calculated on the basis of the minimum annual purchase volume for such calendar year.

j)	The LICENSEE shall permanently keep a stock of an approximate [****] months supply of PRODUCT(S).

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k)	KREUSSLER shall permanently keep a stock of an approximate [****] months supply of PRODUCT(S), of which up to [****] may be stored as semi-finished product (naked ampoules).

KREUSSLER shall use commercially reasonable efforts to maintain a minimum stock of [****] sufficient to produce [****] months of PRODUCT(S), calculated as [****] the latest ROLLING FORECAST.

l)	KREUSSLER will ensure the manufacture of the PRODUCT(S) in accordance with the then-current

i)	products specifications agreed to by the FDA as contained in Annex IV (the “PRODUCT SPECIFICATIONS”),

ii)	applicable regulations relating to current Good Manufacturing Practices (“cGMP”), quality system regulations of the FDA (“QSR”), including but not limited to master batch records, and

iii)	other pertinent rules and regulations of the REGULATORY AUTHORITY that has approved the sale of the PRODUCT(S) in the TERRITORY (in such case (iii) the LICENSEE will inform KREUSSLER in time of such rules and regulations).

KREUSSLER shall include written evidence of compliance with the criteria set forth in the preceding sentence (Certificate of Analysis) in each order delivered to the LICENSEE.

During the term of this AGREEMENT, KREUSSLER will maintain, or cause to be maintained at its contract manufacturer(s), the PRODUCT(S) manufacturing facility’s registration as a certified drug manufacturing facility with all applicable REGULATORY AUTHORITIES or cause such facility to be maintained such that the facility would pass an audit for compliance with cGMP and QSR. KREUSSLER shall maintain ongoing quality assurance and testing policies sufficient to satisfy its obligations under this AGREEMENT, the LICENSEE’s standard requirements for approval as a vendor as described in the LICENSEE’s quality system review policy, and KREUSSLER’s standard quality assurance policies. For one year beyond the shelf life of each PRODUCT(S) UNIT delivered to the LICENSEE, or such longer period as may be required by cGMP and other applicable rules and regulations of any REGULATORY AUTHORITY in the TERRITORY upon prior information by the LICENSEE, KREUSSLER shall maintain traceability for each lot of PRODUCT(S) UNIT including the manufacturing date and lot number of each PRODUCT(S) UNIT and each component and material comprising each PRODUCT(S) UNIT and provide the LICENSEE a copy of such records upon the LICENSEE’s written request.

m)	The LICENSEE shall have the right to have its representatives present at the plant or plants at which PRODUCT(S) are manufactured during normal business hours to conduct an initial and periodic inspections of such facilities and manufacturing procedures for compliance with cGMP and QSR, the PRODUCT

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SPECIFICATIONS and to inspect KREUSSLER’S inventory of PRODUCT(S), work-in-process, raw materials to be used for PRODUCT(S), production records, design history file, quality manuals, regulatory dossiers, and such other matters as may be pertinent to ensure proper quality assurance of PRODUCT(S) to be delivered hereunder;

it being understood that the parties do not expect more than one inspection (up to 2 days) every second year, unless required by KREUSSLER’S or its AFFILIATE’S compliance status.

The LICENSEE agrees to give KREUSSLER a minimum of twenty (20) business days’ prior notice of any such inspection. KREUSSLER shall promptly use its best efforts to take such action as is required to correct any deficiencies identified by the LICENSEE and accepted by KREUSSLER relating to the production of PRODUCT(S). KREUSSLER further agrees to use its best efforts to provide such documentation or conduct such analyses as the LICENSEE may reasonably request in connection with any regulatory submission or audit. At the LICENSEE’S reasonable request, KREUSSLER will perform a quality system assessment of the vendors who provide KREUSSLER with raw components/materials, sub-assemblies or contract services in connection with the PRODUCT(S) and KREUSSLER shall promptly notify the LICENSEE of the results of such assessments.

n)	Without prejudice to the provisions set forth in Annex III, each party shall notify the other as soon as possible, but in no case later than fifteen (15) calendar days by fax, with confirming notice via overnight delivery, as soon as it becomes aware of any critical or severe quality issue with PRODUCT(S) or their testing, manufacture, labeling, or packaging, occurring within the TERRITORY or, in so far as the PRODUCT(S) in the TERRITORY might be affected, outside of the TERRITORY, including any critical or severe quality issue relating to regulatory compliance, safety or efficacy of PRODUCT(S) . A quality issue shall be deemed to be “critical” or “severe” if it could reasonably be expected to affect the PRODUCT(S), in a way that it may potentially cause

i)	either severe health damage, such as: wrong product (declaration and content do not correspond, microbial contamination of sterile injectable product(s), chemical contamination with severe medical consequences, mix-ups of other products to significant extent, or

ii)	illness or mistreatment, such as false or missing product information, false or missing texts, insufficient closure with severe medical consequences.

Without limiting the generality of the foregoing, each party will notify the other as soon as possible, but in no case later than fifteen (15) calendar days if it becomes aware of any regulatory inspections or other communications with REGULATORY AUTHORITIES related to the PRODUCT(S) that would materially impact the PRODUCT(S) or the party’s performance of its responsibilities hereunder.

o)	All PRODUCT(S) delivered by KREUSSLER hereunder shall be in full compliance with PRODUCT SPECIFICATIONS as described in Annex IV, shall have a minimum of [****] year shelf-life, shall be labeled specifically for the LICENSEE, and shall be ready for end-user sale, including all packaging, labeling, and instructions-for-use, as agreed between the parties always provided KREUSSLER has consented to such packaging, labeling, instructions-for-use and other characteristics in writing in advance, which consent shall not be unreasonably withheld, and further provided all such characteristics are in accordance with any applicable regulatory requirements.

The LICENSEE will develop and implement packaging and labeling for PRODUCT(S), subject to applicable regulatory requirements and consent of KREUSSLER. Unless otherwise required by applicable regulatory requirements, changes to the packaging and labeling for a particular PRODUCT may only be proposed from the LICENSEE to KREUSSLER in intervals greater than six (6) months.

KREUSSLER shall ensure that all PRODUCT(S) shall be labeled in accordance with the procedures specified from time to time by the LICENSEE and the LICENSEE shall have final approval over the production (printing) of all secondary packaging and labeling material for PRODUCT(S), except for the consent provided for in the immediately preceding sentence.

p)	Acceptance.

i)	Each shipment of PRODUCT(S) from KREUSSLER to the LICENSEE shall contain such quality control certificates reasonably requested by the LICENSEE certifying that the PRODUCT(S) UNITS shipped conform to the PRODUCT SPECIFICATIONS.

ii)	Notwithstanding any prior inspection or payments, all PRODUCT(S) will be subject to final inspection and acceptance at the LICENSEE’s designated destination point within fifteen (15) business days after delivery. The LICENSEE shall notify KREUSSLER by e-mail or facsimile followed by a confirmation sent via courier within fifteen (15) business days after delivery of any apparent defective material or workmanship or non-conformity of any PRODUCT(S) UNIT to the PRODUCT SPECIFICATIONS or purchase order. If the LICENSEE fails to so notify KREUSSLER, the LICENSEE will be deemed to have accepted the PRODUCT(S) UNITS received and waived its right to revoke acceptance.

iii)	If the LICENSEE believes any PRODUCT(S) UNIT shipped does not conform to the PRODUCT SPECIFICATIONS, it shall provide KREUSSLER with a detailed explanation of the non-conformity.

Upon receipt, KREUSSLER will investigate such alleged non-conformity, and

(a)	if KREUSSLER agrees such PRODUCT(S) UNIT is non-conforming, deliver to the LICENSEE a corrective action plan within fifteen (15) business days after receipt of the LICENSEE’s

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

written notice of non-conformity, or such additional time as is reasonably required if such investigation or plan requires data from sources other than the LICENSEE or KREUSSLER, or

(b)	if KREUSSLER disagrees with the LICENSEE’s determination that the PRODUCT(S) UNIT is non-conforming, KREUSSLER shall so notify the LICENSEE by e-mail or fax within fifteen (15) business days after receipt of the LICENSEE’s written notice of non-conformity and confirm such notice in writing by overnight delivery.

iv)	If, following KREUSSLER’S notification pursuant to paragraph (iii) (b) above, the parties continue to dispute whether a PRODUCT(S) UNIT is conforming or non-conforming to the PRODUCT SPECIFICATIONS, such PRODUCT(S) UNIT shall be submitted to a mutually accepted laboratory or, in the absence of such mutual acceptance, to the Zentrallaboratorium Deutscher Apotheker, 65760 Eschborn, Germany, for resolution, whose determination of conformity or non-conformity and the cause thereof shall be binding upon the parties.

v)	In the event KREUSSLER pursuant to paragraph (iii) (a) above agrees that the PRODUCT(S) UNIT is non-conforming or the laboratory pursuant to paragraph (iv) above determines that the PRODUCT(S) UNIT is non-conforming, KREUSSLER shall replace such non-conforming PRODUCT(S) UNIT within sixty (60) calendar days after receipt of a respective notice from the laboratory or, as the case may be, notification of KREUSSLER to the LICENSEE of its acceptance of such non-conformity. The LICENSEE shall return to KREUSSLER or, at KREUSSLER’s sole discretion, destroy or have destroyed all non-conforming PRODUCT(S) UNITS.

vi)	In the event KREUSSLER agrees, or the laboratory determines, that a PRODUCT(S) UNIT is non-conforming solely as a result of the negligence or willful misconduct of KREUSSLER or its AFFILIATE or contract manufacturer, KREUSSLER shall bear the cost for replacing such PRODUCT(S) UNIT, including any cost of production, and, to the extent applicable, shall bear the costs of the laboratory and the return or destruction of the non-conforming PRODUCT(S) UNIT.

vii)	In all other events, the LICENSEE shall pay for all PRODUCT(S), including replacement PRODUCT and shall bear the costs of the laboratory and, for the avoidance of doubt, shall pay also for such quantities of PRODUCT(S) that have been used up during laboratory testing and the return or destruction of the rejected PRODUCT(s).

q)

KREUSSLER shall not make any changes to the PRODUCT(S) (including materials, packaging, and directions for use), the PRODUCT SPECIFICATIONS, raw materials, or manufacturing process for the PRODUCT(S), which in any case could reasonably be expected to affect the form, function, regulatory status, or efficacy of the PRODUCT(S) or patient safety, unless approved by the LICENSEE in writing in advance, which approval shall not be unreasonably withheld or delayed.

Without limiting the foregoing, all such changes (including changes required by law) shall be submitted to the LICENSEE no later than sixty (60) calendar days prior to KREUSSLER’S proposed date of implementation for such change. Unless the LICENSEE notifies KREUSSLER in writing that it disapproves of such change during the sixty (60) calendar day period or if such a proposed change is otherwise required by law, regulation, or REGULATORY AUTHORITY directive, KREUSSLER shall be authorized to implement such change and shall be responsible for properly communicating and implementing such change, including with respect to any of KREUSSLER’s vendors.

Without limiting the foregoing, the following changes shall be deemed governed by this section:

i)	use of any nonconforming material in the manufacture of any PRODUCT(S) in variance with the PRODUCT SPECIFICATIONS;

ii)	implementation of any KREUSSLER-authorized temporary deviation that could affect the handling, sterility, safety, or efficacy of any PRODUCT(S) and be at variance with the PRODUCT SPECIFICATIONS; or

iii)	implementation of any KREUSSLER-initiated corrective action that could affect the safety or efficacy of the PRODUCT(S).

The foregoing is not intended to limit KREUSSLER’S ability to make changes to any product other than the PRODUCT(S) (or any of its components).

r)	KREUSSLER will notify the LICENSEE immediately in writing upon becoming aware of any material obsolescence (Überalterung), supply shortage, or other interruption or potential interruption in the supply of any material, component, or sub-assembly, in each case as it could reasonably be expected to affect the supply of the PRODUCT(S) according to this Article VII. If KREUSSLER becomes or projects that it may be incapable of making such required deliveries of PRODUCT(S), subject to normal lead-time requirements, KREUSSLER agrees to meet with the LICENSEE and agrees to a reasonable allocation plan to assure the LICENSEE a fair allocation of KREUSSLER resources to meet the LICENSEE’S requirements for PRODUCT(S).

s)	All quantities of PRODUCT(S) delivered pursuant to the terms of this AGREEMENT shall be delivered to the LICENSEE’S address stated on the first page hereof or such other place of delivery as designated by the LICENSEE from time to time. Shipping terms shall be ex works KREUSSLER’S address stated on the first page hereof or, at the choice of KREUSSLER, the manufacturing facilities for the PRODUCT(S), as defined in INCOTERMS 2000. Place of fulfillment shall be KREUSSLER, Wiesbaden, Germany.

Article VIII – DOWN PAYMENT and ROYALTY

a)	In consideration of the licenses, rights and interest granted under this AGREEMENT and as a remuneration for the expenses incurred by KREUSSLER for obtaining those REGISTRATIONS for the PRODUCT(S), including marketing authorization by the FDA, the LICENSEE shall pay to KREUSSLER

i)	Within ten (10) business days from the date of the SUCCESSFUL TRANSITION DATE the sum of [****] such sum being non refundable once made;

ii)	Within [****] from the EFFECTIVE DATE of this AGREEMENT the sum of [****], such sum being not refundable once made;

iii)	Within ten (10) business days following receipt of notification [****] that the documentation [****] based upon [****] (as defined in VIII (b) below) of the clinical trial (EASI STUDY), the sum of [****], such sum being not refundable once made;

iv)	Within ten (10) working days following receipt of notification by KREUSSLER that [****] for the PRODUCT(S) in the TERRITORY has been [****] (accompanied by a copy of [****] the sum of [****], such sum being not refundable once made;

v)	An amount of [****] one calendar year following the notification in [****] sum being not refundable once made;

vi)	The down payment in Article VIII (a) (iv) and (v) will be reduced by the sum of [****] each, if a [****], as defined in Article III (b) is requested by the FDA.

vii)	During the term of this AGREEMENT, forty five (45) days following the end of every QUARTER, a [****] amounting to [****] of the LICENSEE’S NET SALES of the PRODUCT(S) in such QUARTER, subject to Articles VI (b) (ii) and (iv).

b)	For the purposes of Article VIII (a) (iii), [****] will be defined as the EASI STUDY

i)	[****]

ii)	[****] In the event that this subparagraph (ii) applies the payment pursuant to Article VIII (a) (iii) shall become due at the latest together with the payment pursuant to Article VIII (iv).

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

c)	All amounts referred to in this AGREEMENT are net and do not include VAT, if any. All amounts shall be paid to a bank account to be designated by KREUSSLER in Germany.

Article IX – SECRECY

a)	Each party (the “RECIPIENT”) hereby undertakes to maintain any and all “CONFIDENTIAL INFORMATION” hereunder or hereinafter supplied by the other party (the “DISCLOSER”) in strictest confidentiality, to use it only for the purposes of this AGREEMENT and to disclose same only to its employees, outside consultants and institutes who have a need to become privy to it in order to fulfill the purpose hereof and only provided each of those recipients has entered into a written confidentiality undertaking at least as stringent as provided for in this AGREEMENT. The RECIPIENT shall also be entitled to disclose the information to the competent authorities in the TERRITORY to the extent required to apply for and obtain any REGISTRATION and the maintenance thereof. The RECIPIENT shall take all such appropriate measures to safeguard the information from any unauthorized disclosure and/or use.

b)	Each party undertakes not to publish or cause to be published any information or any tests, studies or results obtained with or in relation to the PRODUCT(S), including information, tests, studies or results obtained in the conduct of clinical trials or post marketing studies conducted or directly controlled by either party, without having first obtained the written consent of the other party to such publication, such consent not to be unreasonably withheld or delayed.

c)	Notwithstanding anything to the contrary in the foregoing paragraphs, RECIPIENT shall not be deemed to have breached its confidentiality obligation if RECIPIENT can establish by written records that:

i)	the information was, at the time of disclosure by RECIPIENT, in the public domain;

ii)	the information has, subsequent to disclosure by RECIPIENT, become part of the public domain through no fault, act, omission or violation by RECIPIENT of the confidentiality obligation;

iii)	the information was, at the time of disclosure by DISCLOSER, in the possession of RECIPIENT and not otherwise acquired, directly or indirectly, from DISCLOSER; and/or

iv)	the information has, subsequent to disclosure by DISCLOSER, been obtained by RECIPIENT from any other party, provided, however, that it was not obtained by said third party, directly or indirectly, from DISCLOSER.

d)	Notwithstanding anything to the contrary in this AGREEMENT, the confidentiality obligations shall survive expiration or termination hereof for any reason whatsoever.

Notwithstanding the provisions of Article IX (a) above, each party may disclose CONFIDENTIAL INFORMATION of the other party to its AFFILIATES, and, upon prior written consent by such other party, which shall not be unreasonably withheld, to other third parties to the extent such disclosure is reasonably necessary to

•	exercise the rights granted to it, or reserved by it, under this AGREEMENT,

•	prosecuting or defending litigation,

•	complying with applicable governmental laws or regulations,

•	submitting information to tax or other governmental authorities or

•

conducting clinical trials hereunder with respect to a PRODUCT, provided that in the event of the LICENSEE conducting clinical trials hereunder the parties have mutually agreed to the LICENSEE conducting such clinical trials.

e)	Where the disclosing party is required by law or regulations to make any such disclosure of the CONFIDENTIAL INFORMATION of the other party within such period of time that does not reasonably allow it to obtain the prior written consent by such other party, it will use its good faith efforts to secure confidential treatment of such confidential information prior to its disclosure (whether through protective orders or otherwise) and will give notice of such disclosure to such other party immediately after such disclosure was made. For any other disclosures of the CONFIDENTIAL INFORMATION of the other party, including to AFFILIATES, the disclosing party shall ensure that the recipient thereof is bound by a written confidentiality undertaking at least as stringent as provided for in this AGREEMENT. In addition, each party may disclose the terms of this AGREEMENT to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors on a need to know basis, in each case under the confidentiality provisions substantially equivalent to those in this AGREEMENT unless the receiving party is subject to a professional secrecy obligation resulting from legal obligations or mandatory professional rules.

f)	Prior Non-Disclosure Agreements. Upon execution of this AGREEMENT, the terms of this Article IX shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the parties. The foregoing notwithstanding, any information disclosed under such prior agreements shall remain subject to the terms of such prior agreements.

Article X – LIABILITY

a)	Each party will comply with all laws and regulations in the TERRITORY applicable to it that pertain to the testing, manufacture, labeling, marketing, storage, warehousing, distribution, sale, or packaging of the PRODUCT(S) and in any other manner pertaining to the performance of its obligations under this AGREEMENT, including the maintenance of ongoing quality assurance and testing procedures to comply with applicable regulatory requirements.

Without limiting the foregoing, as between the parties, it is the responsibility of the LICENSEE to ensure that the marketing, storage, warehousing, distribution and sale of the PRODUCT(S) is done in compliance with all applicable laws and regulations and it is also the responsibility of the LICENSEE to ensure that all marketing and sales activities accurately represent the indications, package insert and other labeling of the PRODUCT(S) and the LICENSEE shall indemnify and hold KREUSSLER harmless for any activities by the LICENSEE and its AFFILIATES which are outside the scope of any applicable laws and regulations in the TERRITORY.

b)	Indemnity by KREUSSLER: KREUSSLER shall defend, indemnify and hold the LICENSEE, its directors, officers and employees, harmless from and against any and all claims, suits or demands for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals) arising out of third-party claims or suits or demands based on alleged or actual bodily injury or property damage resulting from:

i)	the manufacture of the PRODUCT(S)

ii)	clinical studies conducted by or on behalf of KREUSSLER prior to REGISTRATION of the PRODUCT(S) and

iii)	the use or sale of the PRODUCT(S) by KREUSSLER, its AFFILIATES or its licensees outside the TERRITORY and any legal action for patent infringement brought against the LICENSEE or its AFFILIATES with respect to the PRODUCT(S).

c)	Indemnity by the LICENSEE: The LICENSEE shall defend, indemnify and hold KREUSSLER, its directors, officers and employees, harmless from and against any and all claims, suits or demands for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals) arising out of third-party claims or suits or demands based on alleged or actual bodily injury or property damage resulting from

i)	the importation, use, storage, distribution or sale of the PRODUCT(S) by the LICENSEE or its sublicensees or AFFILIATES and

ii)	clinical studies conducted by or on behalf of the LICENSEE prior to REGISTRATION.

d)	Mutual Indemnity: In addition to Articles X (a) and X (b), each party (“Indemnifying Party”) shall defend, indemnify and hold the other party (“Indemnified Party”) and its directors, officers and employees (the “Indemnitees”) harmless from and against any and all third-party claims, suits, and demands for liability, damages, losses, costs and expenses (including the reasonable costs and reasonable expenses of attorneys and other professionals) arising out of or resulting from the alleged or actual inaccuracy of any representation or the breach by the Indemnifying Party of any warranty or covenant contained in this AGREEMENT.

e)	Conditions of Indemnification: In the event that any party hereunder seeks indemnification under this Article X, such party shall:

i)	promptly inform the Indemnifying Party of any claim, suit or demand threatened or filed,

ii)	permit the Indemnifying Party to assume direction and control of the defense of claims resulting therefrom (including the right to settle such claims at the sole discretion of the Indemnifying Party, but subject to the approval of the other party, not to be unreasonably withheld, and

iii)	cooperate as requested (at the expense of the Indemnifying Party) in the defense of such claims.

f)	Limits of Indemnity: An Indemnifying Party’s obligations under this Article X shall not extend to any claims, suits or demands for liability, damages, losses, costs and expenses to the extent arising from the Indemnified Party’s failure to comply with the terms and conditions of this AGREEMENT or to the extent arising from the negligence or willful misconduct of the Indemnified Party or Indemnitee, its agents or employees. No party shall be liable under any provision of this AGREEMENT for any punitive, exemplary, multiplied or consequential damages.

Article XI – TERM AND TERMINATION

a)	The coming into force of this AGREEMENT shall be conditional (aufschiebende Bedingung) upon KREUSSLER having successfully terminated the currently existing conflicting Licensing and Distribution Agreement for the PRODUCT(S) in the TERRITORY between KREUSSLER and a third party distributor (the “CONFLICTING AGREEMENT”), with no ongoing obligation to such third party that could become a liability for LICENSEE (the “SUCCESSFUL TRANSITION DATE”). KREUSSLER shall use best commercially reasonable efforts to terminate such agreement within ninety (90) days of the EFFECTIVE DATE and to inform the LICENSEE of such termination without delay. Without prejudice to the general secrecy obligations set forth in Article IX, each party undertakes to keep strictly confidential and not to communicate in any form to any third party, the negotiation, execution and existence of this AGREEMENT until the SUCCESSFUL TRANSITION DATE has occured. Once it has come into force this AGREEMENT shall run for twelve (12) years from the day on which the first REGISTRATION has been granted for the first PRODUCT in the TERRITORY (herein defined as INITIAL TERM).

This AGREEMENT shall automatically be renewed for further periods of three (3) years, subject to the provisions concerning the achievement of the minimum annual purchase volumes, unless either party serves written notice to the other informing it of its decision to terminate this AGREEMENT at least eleven (11) months prior to the expiration of the INITIAL TERM or any subsequent term.

The foregoing notwithstanding, the SUCCESSFUL TRANSITION DATE, shall only be deemed to have occurred upon written notice by KREUSSLER to LICENSEE that the CONFLICTING AGREEMENT has been terminated, with no ongoing obligation or liability that could be incurred by LICENSEE as the result of such termination. Written notice by KREUSSLER of the occurrence of the SUCCESSFUL TRANSITION DATE shall be deemed a representation and warranty by KREUSSLER that such required termination is valid and that no ongoing obligation or liability could be incurred by LICENSEE as the result of such termination.

b)	During the INITIAL TERM and any subsequent term hereof, this AGREEMENT may be terminated as provided by law or otherwise provided in this AGREEMENT, and in accordance with the following provisions:

i)	Except in the event of FORCE MAJEURE pursuant to Article XIII (d) hereof, by either party with [****] written notice (termination notice) should the other party not have cured a material breach or material default of its obligations under this AGREEMENT within [****] from the notice (breach notice) stating such breach or default of compliance;

provided, that if the breaching or defaulting party is undertaking good faith efforts to cure such breach or default at the end of such [****] period, then such [****] period shall be extended to [****] by another [****] or such other additional period mutually agreed in writing between the parties.

At the end of the [****] period or such other mutually agreed additional period, if the breaching party has not cured its breach, the AGREEMENT may be terminated with immediate effect. At the option of the non-breaching party, such termination may be with respect to the entire AGREEMENT, or only with respect to the respective PRODUCT(S) which is subject of the breach.

ii)	By either party with immediate effect should the other party file an application for insolvency, should insolvency proceedings be initiated or not initiated due to a lack of assets, should the other party enter into an agreement for the assignment of assets for the benefit of creditors, wind-up, be nationalized, enter into liquidation or otherwise cease to conduct its business as heretofore conducted.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article XII – EFFECT OF TERMINATION

a)	In addition to any other provisions herein stipulated as to the effect of termination or expiration, the LICENSEE shall, upon expiration or termination for any reason whatsoever:

i)	immediately cease to market and sell the PRODUCT(S), except as described below;

ii)	immediately return to KREUSSLER, without retaining any copy, any and all information received from KREUSSLER as well as all remaining SAMPLES, sales promotion or training material and other material put at the disposal of the LICENSEE by KREUSSLER. The LICENSEE hereby expressly renounces to any right or claim of retention thereon for any reason whatsoever;

iii)	as directed by KREUSSLER,

(a)	either cancel any REGISTRATION(S), any clinical trial certificate and other administrative files, such as but not limited to the price certificates, authorizations, reimbursement authorization, import license and/or quotas, or

(b)	take all steps necessary, including notifications and announcements, to secure free of charge the prompt transfer of any relevant REGISTRATION(S) to KREUSSLER or its nominee. KREUSSLER will bear possible administrative fees.

iv)	not be relieved from performing any obligation which may have arisen or accrued prior to the effective date of termination or expiration hereof.

KREUSSLER may, but does not have the obligation, to purchase or cause to be repurchased any stock of PRODUCT(S) which the LICENSEE might have at the effective date of termination or expiration at a price which shall be the effective cost thereof to the LICENSEE.

b)	Should KREUSSLER decide not to purchase the stock of PRODUCT(S), in case of termination by KREUSSLER within two (2) weeks after sending notice of termination to the LICENSEE, or, in case of termination by the LICENSEE within two (2) weeks after receipt of such notice of termination by the LICENSEE, the LICENSEE shall use commercially reasonable efforts to sell or dispose of all stocks prior to the effective date of termination of this AGREEMENT. Should nevertheless the LICENSEE still hold stock of PRODUCT(S), KREUSSLER shall grant the LICENSEE an extension of not more than six (6) months to dispose of unsold stocks. Any stock not disposed of after such extension period shall be destroyed by the LICENSEE at its cost.

c)	Termination or expiration of this AGREEMENT shall not relieve the parties of any obligation or liability accruing prior to such termination or expiration. Any accrued obligation or liability and the provisions of Articles IV (j) and (k), IX, and any other Article the subject matter of which extends beyond the term of this AGREEMENT shall survive termination or expiration of this AGREEMENT. Neither party shall have any claims for compensation against the other party (e.g. for any goodwill created or other continuous benefits of the other party resulting from the performance of this AGREEMENT) that result solely from termination or expiration of this AGREEMENT; however, this sentence does not relieve either party from any obligations or liability accruing from a breach of this AGREEMENT (e.g., if the AGREEMENT is terminated due to breach of this AGREEMENT, this sentence does not relieve the breaching party from liability resulting from that breach). Upon termination each party shall either return or destroy, upon the request of the other party, all forms of confidential information received from the other party, (or the confidential information pertaining to the terminated license), retaining only one copy, or such other quantity as required under any applicable law or regulation, of written or electronic confidential information for archival, regulatory or legal purposes.

Article XIII – GENERAL PROVISIONS

a)	This AGREEMENT cannot be amended in any respect except by an instrument in writing duly executed by authorized representatives of both parties. No waiver of compliance with any provision or condition hereof and no consent herein provided for shall be effective unless evidenced by an instrument in writing duly executed by authorized representatives of the party sought to be charged with such waiver or consent.

b)	Nothing herein contained shall be deemed to create the relationship of principal and agent, each party acting as an independent business enterprise.

c)	The correspondence languages shall be English and at the discretion of the LICENSEE German. All notices and communications to be given or permitted hereunder shall be in English and sent by facsimile, or by registered mail at the respective addresses hereinabove stipulated or at such other address as may be notified by either party to the other.

d)	Neither party shall be liable for failure to perform any obligation hereunder if such failure is due to FORCE MAJEURE, that is circumstances beyond the reasonable control of said party or any of its subcontractors such as but not limited to fire, flood, act of God, governmental regulations, acts of any competent authority, strikes, riots or the like, shortage of [****] due to reasons other than KREUSSLER’s unreasonable scheduling of stock (failure by KREUSSLER to maintain at least [****] of stock prior to the [****] supply interruption shall be considered unreasonable), provided, however, that this shall not relieve either party from performing its obligations hereunder at such time and to such extent as may be possible subsequent to the intervention of the above cited events or occurrences.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

e)	The failure by either party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

f)	The English version of this AGREEMENT shall be governing. The title of Articles are inserted for convenience purposes only and shall not be used in the interpretation of this AGREEMENT.

g)	Should any provision of this AGREEMENT be declared null and void in whole or in part, this shall not have as an effect to terminate this AGREEMENT and the parties shall negotiate in good faith and replace such provision reflecting as nearly as possible the intent and purpose of such provision. The same applies in the case of an omission in this AGREEMENT.

h)	The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this AGREEMENT and has contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this AGREEMENT; and (iii) the terms and provisions of this AGREEMENT shall be construed fairly as to all parties hereto generally responsible for the preparation of this AGREEMENT.

i)	Except as set forth in the next sentence, this AGREEMENT, or any of the rights and obligations created herein, shall not be assigned or transferred, in whole or in part, by either party hereto unless

(i) the other party has provided its prior written consent, and

(ii) the assignee unconditionally agrees in writing that the terms of this AGREEMENT shall be a binding obligation of the assignee.

Without prejudice to the generality of the foregoing, each party shall have the right to assign this AGREEMENT without such prior consent of the other party

(i) to any AFFILIATE, or

(ii) to any successor of all or substantially all of its business (or that portion thereof to which this AGREEMENT relates), or

(iii) to any successor in the event of such party’s merger, consolidation or involvement in a similar transaction;

each provided that such AFFILIATE or successor is not a COMPETITOR of the other party, and, provided further, such AFFILIATE or successor unconditionally agrees in writing that the terms of this AGREEMENT shall be a binding obligation of such AFFILIATE or successor.

j)	During the term of this AGREEMENT, if KREUSSLER agrees to a final unexecuted agreement by which:

i)	a merger, acquisition, sale or other disposition of all or substantially all of KREUSSLER’s business, or

ii)	the sale or other disposition of all or substantially all of KREUSSLER’s assets directly related to the manufacturing of the PRODUCT(S)

to a COMPETITOR of the LICENSEE or other competitor of the LICENSEE (i.e. either a third-party competitor of LICENSEE in any market or a third party with the obvious intention upon concluding such agreement not to fulfill the obligations hereunder) would be concluded, THE LICENSEE shall have the first right of refusal to acquire such assets and/or business. Upon agreeing to final terms of such agreement with a third party, KREUSSLER shall first offer the terms to the LICENSEE and the LICENSEE shall have fifteen (15) business days to accept these terms, execute the final agreement and finalize the transaction. If the LICENSEE does not accept these terms and/or does not execute the final agreement within the fifteen (15) business days period, KREUSSLER shall be free to proceed with the proposed transaction with the third party on essentially the same terms as presented to the LICENSEE.

Article XIV – APPLICABLE LAW, ARBITRATION

a)	This AGREEMENT shall be interpreted and construed in accordance with the laws of GERMANY specifically excluding its conflict of law provisions, the UN-Convention on Contracts for the International Sale of Goods and the application of any other uniform civil or conflict of law rules created by intergovernmental or inter-State Conventions or Treaties or multilateral Pacts.

b)	All disputes arising out of or in connection with this AGREEMENT and which could not be amicably settled by the parties within sixty (60) days from the notice of any such dispute shall be settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (Paris, France) (“ICC-Rules”) by three arbitrators – provided that the parties cannot agree on one arbitrator – appointed in accordance with the said ICC-Rules. The venue of arbitration shall be Basel, Switzerland, should the parties not agree on a different venue of arbitration. It shall be ensured that the arbitrators, by accepting appointment, undertake to exert their best efforts to conduct the process so as to issue an award within nine months of the appointment of the last arbitrator. The arbitrators shall decide the Dispute in accordance with the law governing this AGREEMENT. The award of the arbitrators shall be final and binding and may be entered in any court of competent jurisdiction.

c)	From the date of initiation of arbitration and until such time as any matter has been finally settled by arbitration in accordance with this section, the running of the time periods contained in Article XI as to which party must cure an alleged breach of this AGREEMENT shall be suspended as to the subject matter of the dispute.

d)	Each party may initiate any interim or conservatory measures (e.g. apply for a preliminary injunction) as provided for in Article 23 (2) of the ICC-Rules.

IN WITNESS HEREOF, the parties have caused this AGREEMENT to be executed by their authorized representatives as of the date first above written in duplicate originals, each with the same force and effect.

Chemische Fabrik Kreussler & Co. GmbH		LICENSEE BioForm Medical, Inc.

/s/ Dr. S. Travers	/s/ Dr. C. Freyberg	/s/ Steven L. Basta
Dr. S. Travers Managing Director	Dr. C. Freyberg International Marketing & Sales Director Pharmaceutical Division	Steven L. Basta President & CEO

Wiesbaden,	May 11, 2007	San Mateo, CA	May 11, 2007
	Date		Date

Annex I to the Licensing and Distribution Agreement dated May 11, 2007 between BioForm Medical Inc. and Chemische Fabrik KREUSSLER & Co. GmbH

PROPRIETARY MEDICINAL PRODUCTS

Product	Composition	Presentation/Unit	Registration No.
Aethoxysklerol 0.5%	(5 mg/ml polidocanol)	[****]	registration pending
Aethoxysklerol 1%	(10 mg/ml polidocanol)	[****]	registration pending

Chemische Fabrik Kreussler & Co. GmbH		LICENSEE BioForm Medical, Inc.

/s/ Dr. S. Travers	/s/ Dr. C. Freyberg	/s/ Steven L. Basta
Dr. S. Travers Managing Director	Dr. C. Freyberg International Marketing & Sales Director Pharmaceutical Division	Steven L. Basta President & CEO

Wiesbaden,	May 11, 2007	San Mateo, CA	May 11, 2007
	Date		Date

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex II to the Licensing and Distribution Agreement dated May 11, 2007 between BioForm Medical Inc. and Chemische Fabrik KREUSSLER & Co. GmbH

MINIMUM ANNUAL QUANTITIES

The LICENSEE guarantees to purchase the following minimum UNITS of each of the PRODUCT(S) in each Year (excluding SAMPLES):

Product / UNITS	Year 1	Year 2	Year 3	Year 4
Aethoxysklerol 0.5%	[****]	[****]	[****]	[****]
Aethoxysklerol 1%	[****]	[****]	[****]	[****]

PRICES

The transfer price for which KREUSSLER will sell the PRODUCT(S) to the LICENSEE will be the greater of:

				Year 1- 5	Year 6+
1 UNIT	Aethoxysklerol 0.5%	[****]	USD	[****]	[****]
1 UNIT	Aethoxysklerol l%	[****]	USD	[****]	[****]

Or

Per concentration	Year 1-3	Year 4 and beyond.
[****]	[****] of ASP	[****] of ASP

[****]	[****] of ASP for those quantities exceeding minimum annual purchase quantities	[****] of ASP for those quantities exceeding minimum annual purchase quantities

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXPORT UNIT

1 cardboard-box	contains [****]

Small:	one-way-pallet at least consisting of [****] cardboard-boxes:
measurement: [****]

Big:	one-way-pallet at least consisting of [****] cardboard-boxes:
measurement: [****]

Minimum quantity per order:	[****]

Prices:	Are to be understood ex works, packing included, insurance and duties unpaid

Payment:	45 (forty-five) days after date of invoice by remittance or cheque.

Place of fulfillment:	As defined in Article VII (s)

Regulatory / Other Fees:	The LICENSEE will be responsible for fees, taxes, duties and further levies following US FDA approval

Chemische Fabrik Kreussler & Co. GmbH		LICENSEE BioForm Medical, Inc.

/s/ Dr. S. Travers	/s/ Dr. C. Freyberg	/s/ Steven L. Basta
Dr. S. Travers Managing Director	Dr. C. Freyberg International Marketing & Sales Director Pharmaceutical Division	Steven L. Basta President & CEO

Wiesbaden,	May 11, 2007	San Mateo, CA	May 11, 2007
	Date		Date

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex III to the Licensing and Distribution Agreement dated May 11, 2007 between BioForm Medical Inc. and Chemische Fabrik KREUSSLER & Co. GmbH

As a detailed description of Article III (h) of the said AGREEMENT, this annex defines the responsibilities for the TERRITORY related post marketing safety reporting and recordkeeping for the preparation defined in appendix 1 between:

Chemische Fabrik KREUSSLER & Co. GmbH,

Rheingaustrasse 87-93, 65203 Wiesbaden, Germany

hereinafter referred to as “KREUSSLER”

and

BioForm Medical, Inc.

1875 S. Grant Street, #110,

San Mateo, CA 94402

hereinafter referred to as “LICENSEE”

The LICENSEE agrees by signing this contractual agreement to take over TERRITORY-related pharmacovigilance responsibilities for the PRODUCT(S) in accordance with current TERRITORY regulations as specified under Appendix 2.

This includes but is not restricted to the following provisions:

1.)	Nomination of a responsible person for pharmacovigilance (QPP)

The LICENSEE shall appoint a responsible person for pharmacovigilance (“Qualified person for pharmacovigilance” (QPP) or “pharmacovigilance officer” or “head of pharmacovigilance”) with the necessary and requisite educational and professional experiences in the TERRITORY-pharmacovigilance procedures who shall fulfill all TERRITORY-related pharmacovigilance responsibilities for LICENSEE. A deputy with similar experience must be appointed also. It is possible that the LICENSEE nominates external pharmacovigilance officers who are obliged by a written agreement to act on behalf of themselves. Curricula vitae must be available at the LICENSEE. Where required by TERRITORY regulations the QPP and his deputy shall be officially nominated by the LICENSEE to the competent TERRITORY REGULATORY AUTHORITY.

The LICENSEE shall draft a job description for each of these positions and shall submit such description to KREUSSLER, along with copies of the curricula vitae. KREUSSLER has the right to object the nomination of such persons should KREUSSLER regard the expertise as insufficient to comply with the legal requirements, such objection shall however not be made without good cause. The LICENSEE shall declare the initial nomination and any subsequent change in personnel in writing to KREUSSLER immediately hereafter and if necessary to the relevant authority.

2.)	Cooperation with KREUSSLER’s responsible persons

The LICENSEE’s QPP shall work in co-ordination with KREUSSLER’s responsible person for pharmacovigilance or his deputy, KREUSSLER’s world-wide pharmacovigilance activities and the responsible person(s) for pharmacovigilance data management. All communications unless specified otherwise shall be sent to the person responsible for the pharmacovigilance data management. The names of these persons are laid down in Appendix 3 of this agreement.

3.)	Standard operating procedures

The LICENSEE shall work according to written standard operating procedures (SOPs) for reporting and recordkeeping of all post marketing adverse drug experiences (herein defines as ADEs) which is recognized as a synonym to adverse drug reaction (ADR). Copies of these SOPs must be provided to KREUSSLER.

4.)	Review of ADEs

ADEs according to 21CFR314.80 or such other relevant regulation for the TERRITORY, from any source, domestic or foreign, obtained or otherwise received by any employee of the LICENSEE shall promptly be reviewed by the LICENSEE’s QPP. This applies also to reports in the scientific literature.

5.)	Classification of ADEs

LICENSEE shall classify each ADE.

Classification criteria are:

a.) serious (s) or non serious (n) and

b.) expected/known (k) or unexpected/unknown (u).

c.) causality: certain, probable (A), possible (B) or unlikely, unassessable (O)

Unless otherwise provided by mandatory TERRITORY laws and regulations, the basis for “serious” shall be ICH-guideline E2A, for “expectedness” the current TERRITORY-labeling text {or Summary of Product Characteristics} and for the causality assessment the classification of “Causality Classification in Pharmacovigilance in the European Community (III/3445/95 – final)”.

6.)	Expedited ADE reporting

a) KREUSSLER shall report each serious ADE through CIOMS form that occurred outside the TERRITORY as soon as possible but in no case later than 15 calendar days (expedited reporting) of initial receipt of the information to the LICENSEE.

b) The LICENSEE shall report each ADE that occurred in the TERRITORY and is both serious and unexpected as soon as possible but in no case later than 15 calendar days (expedited reporting) of initial receipt of the information to the competent TERRITORY REGULATORY AUTHORITY in a format as required by the TERRITORY.

This also applies to the use of an international acceptable medical dictionary if been made mandatory by TERRITORY regulations.

Unless otherwise defined by current TERRITORY-regulations the CIOMS form or FDA form 3500A should be used and filled out in English. This time frame must include a 3 working days review period of the report (in English or as an English translation) by KREUSSLER. KREUSSLER’s comments shall be considered in the LICENSEE’s report.

The LICENSEE shall also submit follow up reports within 15 calendar days of receipt of new information or as requested by the REGULATORY AUTHORITY.

Other circumstances for which reporting requirements exist according to current TERRITORY-regulations shall be handled accordingly.

For documentation purposes KREUSSLER shall receive electronically by e-mail an English CIOMS form (template will be provided by KREUSSLER) and copies of the last report sent to the authority electronically or by fax/mail.

7.)	Periodic ADE reporting

The LICENSEE shall report all ADEs not described under Section 6.) to TERRITORY-health authority periodically (e.g. in form of a PSUR or Periodic Adverse Drug Experience Report) as defined by current TERRITORY regulations.

8.)	Information of serious expected and non serious ADEs

The LICENSEE shall transmit serious expected ADEs by using the CIOMS form electronically within 15 calendar days to KREUSSLER by e-mail.

The LICENSEE shall transmit non-serious ADEs by using the format of a CIOMS line listing (template will be provided by KREUSSLER) electronically within 15 calendar days to KREUSSLER by e-mail.

9.)	Case reports from the national literature

The LICENSEE shall review the relevant medical literature in the TERRITORY at intervals in accordance with TERRITORY-regulations for published ADEs in connection with the preparations or the active ingredient(s) corresponding to the preparations and their use or likely use.

10.)	National Pharmacovigilance regulations

The LICENSEE shall provide to KREUSSLER copies (in English) of all relevant TERRITORY pharmacovigilance regulations (e. g. laws, directives, guidelines, etc.). Updates shall be processed accordingly.

11.)	Safety measures taken by the national authority

The LICENSEE shall inform KREUSSLER immediately if the TERRITORY has taken safety measures directly in connection with the preparations or which could affect the preparations.

12.)	Support by KREUSSLER

KREUSSLER shall support the LICENSEE with his scientific and regulatory knowledge to help the LICENSEE in fulfilling his pharmacovigilance responsibilities.

13.)	Annual ADE listings

KREUSSLER shall provide to the LICENSEE an annual summary of all ADEs becoming known world-wide in connection with the preparation(s) by using CIOMS line listings within 1 month after the end of the concerning year for their information.

14.)	Changes to the safety evaluation of the preparations

In case of any significant observations (e. g. higher incidence of known ADEs, new ADEs which should probably be listed (Company Core Safety Information)) regardless of the seriousness the LICENSEE and KREUSSLER shall discuss what, if any actions should be taken.

15.)	Unforeseen safety problems

If unforeseen risks arise in connection with the preparations (e. g. risks exceeding a single case), the LICENSEE’s Pharmacovigilance officer and KREUSSLER’s responsible persons shall discuss immediately the steps to be taken to protect the well-fare of patients and the safety of the preparations.

16.)	Language

All documents described above must be provided in English.

BioForm Medical, Inc.	Chemische Fabrik Kreussler & Co. GmbH

San Mateo, CA,	Wiesbaden,

/s/ Steven L. Basta	/s/ Dr. S. Travers	/s/ Dr. J. Otto
Steven L. Basta President and CEO	Dr. S. Travers Managing Director	Dr. J. Otto Director Med. Scientific Dept.

Appendix 1 to the Pharmacovigilance Agreement (Annex III)

Definition of preparations

Preparations for which this contractual agreement apply to:

Product	Composition	Presentation	Registration No.
Aethoxysklerol 0.5%	(5 mg/ml polidocanol)	UNITS (i.e. [****])

Aethoxysklerol 1%	(10 mg/ml polidocanol)	UNITS (i.e. [****])

BioForm Medical, Inc.	Chemische Fabrik Kreussler & Co. GmbH

San Mateo, CA,	Wiesbaden,

/s/ Steven L. Basta	/s/ Dr. S. Travers	/s/ Dr. J. Otto
Steven L. Basta President and CEO	Dr. S. Travers Managing Director	Dr. J. Otto Director Med. Scientific Dept.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2 to the Pharmacovigilance Agreement (Annex III)

Currently relevant national pharmacovigilance regulations

The currently relevant pharmacovigilance regulations to be fulfilled by the LICENSEE are:

•	CONTENT TO BE COMPLETED BEFORE APPROVAL OF THE FIRST PRODUCT

•

•

•

and the nominated pharmacovigilance officers are:

•	CONTENT TO BE COMPLETED BEFORE APPROVAL OF THE FIRST PRODUCT

•

Further revisions of these regulations shall be followed independently by the LICENSEE in accordance with the other conditions of this agreement.

BioForm Medical, Inc.	Chemische Fabrik Kreussler & Co. GmbH

San Mateo, CA,	Wiesbaden,

/s/ Steven L. Basta	/s/ Dr. S. Travers	/s/ Dr. J. Otto
Steven L. Basta President and CEO	Dr. S. Travers Managing Director	Dr. J. Otto Director Med. Scientific Dept.

Appendix 3 to the Pharmacovigilance Agreement (Annex III)

KREUSSLER’s responsible person:

for pharmacovigilance pursuant to the German law (“Stufenplanbeauftragter” für Medizinische Sicherheit) and KREUSSLER’s world-wide pharmacovigilance activities:

Dr. Joachim Otto

Tel: ++49/9271-126

Fax: ++49/9271-111

Mail: joachim.otto@KREUSSLER.de

Director Medical-Scientific Department,

Chemische Fabrik KREUSSLER & Co. GmbH

Rheingaustrasse 87-93,

D-65203 Wiesbaden, Germany.

or his deputy and responsible person for the pharmacovigilance data management.

Dr. Wendelin Krause

Tel: ++49/9271-185

Fax: ++49/9271-111

Mail: wendelin.krause@KREUSSLER.de

Chemische Fabrik KREUSSLER & Co. GmbH

Medical-Scientific Department,

Rheingaustrasse 87-93,

D-65203 Wiesbaden, Germany.

BioForm Medical, Inc.		Chemische Fabrik Kreussler & Co. GmbH

San Mateo, CA,	May 11, 2007	Wiesbaden,	May 11, 2007
	Date		Date

/s/ Steven L. Basta		/s/ Dr. S. Travers		/s/ Dr. J. Otto
Steven L. Basta		Dr. S. Travers		Dr. J. Otto
President and CEO of BioForm Medical		Managing Director		Director Med. Scientific Dept.

Annex IV to the Licensing and Distribution Agreement dated May 11, 2007 between BioForm Medical Inc. and Chemische Fabrik KREUSSLER & Co. GmbH

Product Specifications

CONTENT TO BE DISCUSSED, FINAL LIST UPON APPROVAL ACCORDING TO FINALLY APPROVED NDA

Chemische Fabrik Kreussler & Co. GmbH		LICENSEE BioForm Medical, Inc.

/s/ Dr. S. Travers	/s/ Dr. C. Freyberg	/s/ Steven L. Basta
Dr. S. Travers Managing Director	Dr. C. Freyberg International Marketing & Sales Director Pharmaceutical Division	Steven L. Basta President & CEO

Wiesbaden,	May 11, 2007	San Mateo, CA	May 11, 2007
	Date		Date

Annex V to the Licensing and Distribution Agreement dated May 11, 2007 between BioForm Medical Inc. and Chemische Fabrik KREUSSLER & Co. GmbH

TRADEMARKS

AETHOXYSKLEROL(*)

[****]

[****]

ETOXISCLEROL(**)

ATOSSISCLEROL(**)

SCLEROVEIN(**)

VEINOSCLEROL(**)

EasyFoam(**)

[****]

Note:

*	registered for KREUSSLER in the United States
**	filed by KREUSSLER for registration in the United States, registration pending.

[****]

KREUSSLER does not warrant that any trademark currently filed for registration in the United States and pending, or to be filed for registration in the United States in the future, will actually be granted.

Chemische Fabrik Kreussler & Co. GmbH		BioForm BioForm Medical, Inc.

/s/ Dr. S. Travers	/s/ Dr. C. Freyberg	/s/ Steven L. Basta
Dr. S. Travers Managing Director	Dr. C. Freyberg International Marketing & Sales Director Pharmaceutical Division	Steven L. Basta President & CEO

Wiesbaden,	May 11, 2007	San Mateo, CA	May 11, 2007
	Date		Date

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex VI to the Licensing and Distribution Agreement dated May 11, 2007 between The LICENSEE Medical Inc. and Chemische Fabrik KREUSSLER & Co. GmbH

EASI Study TIMELINE*)

	[****]	[****]
[****]	[****]	[****]

[****]	[****]	[****]

[****]	[****]	[****]

[****]	[****]	[****]

[****]	[****]	[****]

[****]	[****]	[****]

[****]	[****]	[****]

*)	Ref. Outline for Cooperation dated August 2006

Chemische Fabrik Kreussler & Co. GmbH		BioForm BioForm Medical, Inc.

/s/ Dr. S. Travers	/s/ Dr. C. Freyberg	/s/ Steven L. Basta
Dr. S. Travers Managing Director	Dr. C. Freyberg International Marketing & Sales Director Pharmaceutical Division	Steven L. Basta President & CEO

Wiesbaden,	May 11, 2007	San Mateo, CA	May 11, 2007
	Date		Date

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.